EXHIBIT 4.7

MODIFICATION AGREEMENT

(Modification of Maturity Date)

THIS MODIFICATION AGREEMENT is made effective April 15, 2003 by and between TEAM SPORTS ENTERTAINMENT, INC., a Delaware corporation, with its office and principal place of business at 13801 Reese Blvd., West Suite 150, Huntersville, North Carolina 28078 (“Borrower”); and                                                                                  , [complete the following as applicable] [a resident of the State of                                              ] [an entity organized under the laws of the State of                                              ] (“Lender”).

WHEREAS, Borrower has previously executed and delivered to Lender a certain Senior Secured Convertible Promissory Note dated September 1, 2002, in the original aggregate principal amount of $                                                  (the “Note”) pursuant to a Promissory Note Purchase Agreement dated as of September 1, 2002 (the “Purchase Agreement”) by and among the Borrower, the Lender and the other lenders listed on the signature pages thereto (collectively with the Lender, the “Lenders”), and the indebtedness evidenced by the Note being secured by a Security Agreement dated September 1, 2002 (the “Security Agreement”) by and among the Borrower, as grantor, and the Lenders, as secured parties. The Note, the Purchase Agreement and the Security Agreement and all other documents, instruments and agreements executed in connection therewith are referred to collectively as the “Loan Documents.” The term “Notes” refers to all senior secured convertible promissory notes issued by Borrower to the Lenders pursuant to the Purchase Agreement. All capitalized terms used but not defined herein are used with the meaning ascribed to them in the Note;

WHEREAS, the Borrower is not in default under the Loan Documents and the same consideration has been offered to each of the Lenders for entering into modification agreements similar to this Agreement;

WHEREAS, the Borrower has requested that the maturity date of the Note be modified, there being no claims, defenses, counterclaims or offset to the payment of the outstanding indebtedness by it, and Lender has agreed; and

WHEREAS, the Borrower has requested that the aggregate principal amount outstanding under the Notes held by the Lenders be increased by up to $1,000,000.00, and certain of the Lenders, but not the Lender, have agreed to lend such funds to the Borrower.

NOW, THEREFORE, in consideration of the sum of One Dollar ($1.00) and other good, valuable and sufficient consideration, the parties agree that the outstanding indebtedness evidenced by the Note and secured by the Security Agreement shall be due and payable as follows and the Loan Documents, as appropriate, are hereby amended as follows:

1. Maturity Date Extension. The Maturity Date of the Note is March 1, 2004.

2. Consent and Waiver for Increase in Principal Amounts under Notes. Lender acknowledges, consents to, and waives any claim with respect to any breach, default or event of default that may arise under the Loan Documents solely based on or arising from the execution of this Agreement or an increase of up to $1,000,000.00 in the aggregate principal amount of any or all of the Notes. Lender represents and warrants to the Borrower that Lender is the holder of the Note and that the Note, or any interest therein, has not been assigned, sold, pledged or otherwise transferred to any other party.

3. Effect of Modifications. Except as specifically modified by this Agreement, the Loan Documents shall remain in full force and effect and are enforceable according to their terms. All collateral and/or guarantees listed as security for the indebtedness evidenced by the Note shall continue as security for the same, pursuant to the repayment terms contained in the Loan Documents as modified by this Agreement. By the execution of this Agreement, Borrower represents and warrants to Lender that there are no existing and asserted (nor any basis for any unasserted) claims, counterclaims, defenses, personal or otherwise, or rights of setoff whatsoever between the parties which occurred prior to the date of execution of this Agreement and Borrower expressly waives and relinquishes any such claims, counterclaims, defenses or rights of setoff.

4. Miscellaneous.

4.1 Modification. This Agreement is a modification and not a novation.

4.2 Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

4.3 Specific Enforcement; Consent To Jurisdiction.

(a) Borrower and Lender acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Loan Documents and to enforce specifically the terms and provisions hereof or thereof, as modified herein, this being in addition to any other remedy to which any of them may be entitled bylaw or equity.

(b) Borrower and Lender (i) hereby irrevocably submit to the exclusive jurisdiction of the United States District Court sitting in the Western District of North Carolina and the courts of the State of North Carolina located in Mecklenburg County for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents or the transactions contemplated hereby or thereby and (ii) hereby waive, and agree not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Borrower and Lender consent to process being served in any such suit, action or proceeding by mailing via certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 4.3 shall affect or limit any right to serve process in any other manner permitted by law.

4.4 Entire Agreement; Amendment. This Agreement and the Loan Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and thereby, as modified herein, and, except as specifically set forth herein or in the other Loan Documents, neither Borrower nor Lender make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the Lender and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

4.5 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be given in accordance with Section 4.1 of the Note.

4.6 Waivers. Except as expressly provided in Section 2 of this Agreement, no waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

4.7 Headings. The section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

4.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.

4.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of North Carolina, without giving effect to the choice of law provisions. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

4.10 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

4.11 Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

[Signatures appear on following page]

IN WITNESS WHEREOF, Borrower and Lender, on the day and year first written above, have caused this Agreement to be executed under seal by a corporation.

BORROWER: TEAM SPORTS ENTERTAINMENT, INC., a Delaware corporation

By:
Print name:
Title:

LENDER: [Individual signature]

Printed Name:

[Entity signature]

NAME OF ENTITY LENDER:

By:
Print name:
Title:

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